Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports First Quarter Sales Pace of 2.8 and Earnings per Share of $0.41

SCOTTSDALE, Ariz., May 2, 2018 — Taylor Morrison Home Corporation (NYSE: TMHC) today reported first quarter total revenue of $752 million and home closings gross margin, inclusive of capitalized interest, of 18.8 percent leading to diluted earnings per share of $0.41.

First Quarter 2018 Highlights:

•	Sales per outlet were 2.8

•	Net sales orders were 2,443

•	Home closings were 1,547

•	Total revenue was $752 million

•	Home closings gross margin, inclusive of capitalized interest, was 18.8 percent

•	Net income was $47 million with diluted earnings per share of $0.41

“I’m proud of our strong first quarter performance and delighted that we exceeded our expectations in several operating metrics including sales, home closings gross margin and earnings per share,” said Sheryl Palmer, Chairman and CEO of Taylor Morrison. “We closed the quarter with a sales pace of 2.8—our best pace since the first half of 2013—representing a 40 percent two-year growth rate. We recognized these strong paces across our portfolio touching each market, consumer segment and price point. The momentum continued into April which had a sales pace of 2.9.”

For the first quarter, net sales orders were 2,443 with an average community count of 288. The Company ended the quarter with 4,392 units in backlog, a year-over-year increase of 12 percent, with a sales value of more than $2.1 billion.

“Our performance in the quarter drove $0.41 of EPS, a home closings gross margin of 18.8 percent and an EBT margin of 7.9 percent, both improving 80 basis points from this quarter last year,” said Palmer. “I’m pleased to see this accretion in margin rate which is due in part to mix and attributable to the strengthening of our operational efficiencies and cost savings practices.”

“For the quarter, closings totaled 1,547, three less than our stated guidance,” added Palmer. “Although we over delivered on our expectations in Q4 despite the hurricanes, we underestimated the length of time it would take our impacted markets to recover the lost time on our construction starts. With local access to the trades tightening and the shift in focus to rebuilding efforts, our ability to close and deliver homes to our 100 percent standard of completion was affected. We are not changing our guidance for the year, as this is purely a first-half timing issue.”

“Our earnings before income taxes were $59 million, or 7.9 percent of revenue, and income taxes totaled about $12 million for the quarter, representing an effective rate of 19.8 percent,” said Dave Cone, Executive Vice President and Chief Financial Officer. “This is significantly lower than the first quarter of 2017 due in large part to tax reform. In addition, our Q1 tax rate came in more favorable due to legislation passed this February which extended energy tax credits retroactively through the end of 2017. The energy credits resulted in a one-time benefit of $3.8 million in the first quarter.”

Homebuilding inventories were $3.1 billion at the end of the quarter, including 5,053 homes in inventory, compared to 4,396 homes in inventory at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 3,132 sold units, 384 model homes and 1,537 inventory units, of which 201 were finished.

The Company finished the quarter with $288 million in cash and a net homebuilding debt to capitalization ratio of 33.1 percent. As of March 31, 2018, Taylor Morrison owned or controlled approximately 37,000 lots, representing 4.7 years of supply, and is focused on securing land for 2020 and beyond.

Quarterly Financial Comparison

($ thousands)

	Q1 2018	Q1 2017	Q1 2018 vs. Q1 2017
Total Revenue	$752,333	$769,090	(2.2)%
Home Closings Revenue	$732,959	$751,485	(2.5)%
Home Closings Gross Margin	$138,053	$135,190	2.1%
	18.8%	18.0%	80 bps increase
SG&A	$87,016	$88,745	(1.9)%
% of Home Closings Revenue	11.9%	11.8%	10 bps increase

Second Quarter and Full Year 2018 Business Outlook

Second Quarter 2018:

•	Average active community count is expected to be between 295 to 300

•	Home closings are expected to be between 1,800 to 1,900

•	Home closings margin, inclusive of capitalized interest is expected to be approximately 18 percent

Full Year 2018:

•	Average active community count is expected to be flat compared to 2017

•	Monthly absorption pace is expected to be between 2.4 to 2.5 per outlet on average

•	Home closings are expected to be between 8,400 to 8,800

•	Home closings gross margin, inclusive of capitalized interest, is expected to be accretive to 2017 and be in the mid to high 18 percent range

•	SG&A as a percentage of homebuilding revenue is expected to be in the low 10 percent range

•	Income from unconsolidated joint ventures is expected to be between $8 million to $10 million

•	Land and development spend is expected to be approximately $1.1 billion

•	Effective tax rate is expected to be between 24 and 26 percent

•	Diluted share count is expected to be about 114 million

Earnings Webcast

A public webcast to discuss the first quarter 2018 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 7285909. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017 and 2018 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; impacts from the recently enacted tax reform legislation; shortages in, disruptions of and cost of labor; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our compliance with environmental laws; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2018	2017
Home closings revenue, net	$732,959	$751,485
Land closings revenue	5,168	3,356
Financial services revenue	14,206	14,249

Total revenues	752,333	769,090
Cost of home closings	594,906	616,295
Cost of land closings	4,281	2,400
Financial services expenses	10,044	8,702

Total cost of revenues	609,231	627,397
Gross margin	143,102	141,693
Sales, commissions and other marketing costs	53,698	55,617
General and administrative expenses	33,318	33,128
Equity in income of unconsolidated entities	(3,246)	(1,085)
Interest income, net	(343)	(90)
Other expense/(income), net	437	(351)

Income before income taxes	59,238	54,474
Income tax provision	11,706	18,873

Net income before allocation to non-controlling interests	47,532	35,601
Net (income)/loss attributable to non-controlling interests - joint ventures	(129)	9

Net income before non-controlling interests - Principal Equityholders	47,403	35,610

Net income attributable to non-controlling interests - Principal Equityholders	(2,470)	(24,134)

Net income available to Taylor Morrison Home Corporation	$44,933	$11,476

Earnings per common share
Basic	$0.42	$0.30
Diluted	$0.41	$0.30
Weighted average number of shares of common stock:
Basic	107,195	38,554
Diluted	114,767	120,478

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$287,970	$573,925
Restricted cash	1,318	1,578

Total cash, cash equivalents, and restricted cash	289,288	575,503
Owned inventory	3,064,520	2,956,709
Real estate not owned under option agreements	2,010	2,527

Total real estate inventory	3,066,530	2,959,236
Land deposits	61,961	49,768
Mortgage loans held for sale	93,019	187,038
Hedging assets	2,453	1,584
Prepaid expenses and other assets, net	56,971	72,334
Other receivables, net	91,830	94,488
Investments in unconsolidated entities	196,695	192,364
Deferred tax assets, net	118,032	118,138
Property and equipment, net	39,044	7,112
Intangible assets, net	1,866	2,130
Goodwill	66,198	66,198

Total assets	$4,083,887	$4,325,893

Liabilities
Accounts payable	$142,789	$140,165
Accrued expenses and other liabilities	154,533	201,540
Income taxes payable	14,057	4,525
Customer deposits	169,823	132,529
Senior notes, net	1,240,362	1,239,787
Loans payable and other borrowings	123,161	139,453
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	41,522	118,822
Liabilities attributable to real estate not owned under option agreements	2,010	2,527

Total liabilities	$1,888,257	$1,979,348

Stockholders’ Equity
Total stockholders’ equity	2,195,630	2,346,545

Total liabilities and stockholders’ equity	$4,083,887	$4,325,893

Homes Closed:	Three Months Ended March 31,
	2018		2017
(Dollars in thousands)	Homes	Value	Homes	Value
East	700	$284,436	682	$263,101
Central	434	213,465	424	203,465
West	413	235,058	524	284,919

Total	1,547	$732,959	1,630	$751,485

Net Sales Orders:	Three Months Ended March 31,
	2018		2017
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,000	$416,802	1,050	$412,043
Central	755	373,506	628	289,055
West	688	426,636	747	430,527

Total	2,443	$1,216,944	2,425	$1,131,625

Sales Order Backlog:	As of March 31,
	2018		2017
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,813	$781,273	1,589	$676,054
Central	1,372	675,944	1,162	589,305
West	1,207	728,056	1,176	660,024

Total	4,392	$2,185,273	3,927	$1,925,383

Average Active Selling Communities:	Three Months Ended March 31,
	2018	2017
East	124	125
Central	115	116
West	49	57

Total	288	298

Average Selling Price of Homes Closed:	Three Months Ended March 31,
(Dollars in thousands)	2018	2017
East	$406	$386
Central	492	480
West	569	544

Total	$474	$461

Reconciliation of Non-GAAP Financial Measures

The following tables set forth reconciliations of: (i) EBITDA and adjusted EBITDA to net income before allocation to non-controlling interests and (ii) net homebuilding debt to total capitalization ratio.

Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Net homebuilding debt to capitalization is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity).

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. In the future, we may include additional adjustments in the above described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe adjusted EBITDA provides useful information to investors regarding our results of operations because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance and because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason.

These non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2018	2017
Net income before allocation to non-controlling interests	$47,532	$35,601
Interest income, net	(343)	(90)
Amortization of capitalized interest	14,848	20,297
Income tax provision	11,706	18,873
Depreciation and amortization	1,033	1,071

EBITDA	$74,776	$75,752
Non-cash compensation expense	3,543	3,012

Adjusted EBITDA	$78,319	$78,764

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of March 31, 2018
Total debt	$1,405,045
Unamortized debt issuance costs	9,638
Less mortgage warehouse borrowings	41,522

Total homebuilding debt	$1,373,161
Less cash and cash equivalents	287,970

Net homebuilding debt	$1,085,191
Total equity	2,195,630

Total capitalization	$3,280,821

Net homebuilding debt to capitalization ratio	33.1%